UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2025

ROCKET LAB USA, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39560	98-1550340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3881 McGowen Street
Long Beach, California		90808
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 714 465-5737
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RKLB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.
To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 5, 2024 (the “Signing 8-K”), Rocket Lab USA, Inc. (the “Company,” “we,” “us” or “our”) entered into an exchange agreement dated December 3, 2024 with The Equatorial Trust (the “Trust”), a family trust established by Sir Peter Beck (“Sir Peter”), the Company’s Founder, President, Chief Executive Officer and Chairman, to exchange (the “Preferred Stock Exchange”) 50,951,250 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), into 50,951,250 shares of the Company’s Series A Convertible Participating Preferred Stock, $0.0001 par value per share (the “Preferred Stock”). On January 7, 2025, the Preferred Stock Exchange was consummated (the “Closing”) and the Company filed the Certificate of Designation for the Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, which became effective upon filing. At the Closing, the Company issued 50,951,250 shares of Preferred Stock to the Trust.
The Preferred Stock has the rights and restrictions set forth in a Certificate of Designation. Each share of Preferred Stock is convertible at any time at the option of the holder of the Preferred Stock (a “Holder”) into a number of shares of Common Stock at the then-applicable conversion rate (the “Conversion Rate”). In addition, each share of Preferred Stock automatically converts into a number of shares of Common Stock at the Conversion Rate upon the earliest to occur of (a) a transfer of such share (other than to a Permitted Transferee), (b) the first date on which Sir Peter no longer serves as (i) the Chief Executive Officer of the Company or (ii) such other executive officer position of the Company as approved by the Board, (c) Sir Peter’s death or permanent disability, or (d) the first date on which the outstanding shares of Preferred Stock no longer represent a minimum beneficial ownership by Sir Peter of five percent. A “Permitted Transferee” is defined in the Certificate of Designation and includes Sir Peter and his controlled affiliates. The Preferred Stock is not redeemable by the Company at any time.
The Certificate of Designation also provides that for so long as any shares of Preferred Stock are outstanding, the Holders, voting exclusively and as a separate class, will be entitled to designate and elect at least one individual to serve on the Board as a director (a “Preferred Stock Director”). In the event the Board increases its size to more than ten members, the Holders are entitled to designate and elect, voting exclusively and as a separate class, one or more additional Preferred Stock Directors in order to maintain the right to elect ten percent of the total number of authorized directorships, rounded up to the nearest whole number.
Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, after the satisfaction in full of the Company’s debts and the payment of any liquidation preference ranking senior to the Preferred Stock, Holders are entitled to receive an amount equal to $0.0001 per share of Preferred Stock. Following the payment of the full amount of the liquidation preference in respect of all outstanding shares of Preferred Stock, Holders participate pari passu with the holders of the Common Stock (on an as-if-converted-to-Common-Stock basis) in the net assets of the Company.
A complete description of the material terms of the Preferred Stock is set forth in Item 1.01 of the Signing 8-K and is incorporated into this Item 5.03 by reference. The Certificate of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
3.1	Certificate of Designation of the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKET LAB USA, INC.

Date:	January 10, 2025	By:	/s/ Arjun Kampani
Arjun Kampani Senior Vice President, General Counsel, and Corporate Secretary